UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

Vertro, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida		33907
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 321-5791

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2009, Vertro, Inc. and its subsidiary Alot, Inc. (collectively hereinafter referred to as the “Company”),  entered into a Business Financing Agreement (the “Agreement”) with Bridge Bank, National Association (“Bridge Bank”) which amends and restates the Company’s Loan and Security Agreement with Bridge Bank.  The Agreement provides a credit facility to the Company of up to $5 million (the “Facility”).  Subject to the terms of the Agreement, the borrowing base used to determine loan availability under the Facility is equal to 80% of the Company’s eligible accounts receivable, with account eligibility measured by Bridge Bank.  At December 1, 2009, the Company would have been eligible to draw down approximately up to $2.0 million under the Facility.  Either party may terminate the Facility at any time and all loan advances under the Facility would become due and payable.

All amounts borrowed under the Facility are secured by a general security interest on the assets of the Company, including the Company’s accounts receivable and intellectual property.

Except as otherwise set forth in the Agreement, borrowings made pursuant to the Agreement will bear interest at a rate equal to the Prime Rate (as announced by Bridge Bank or 4%, whichever is greater) plus 2.5%.

The Agreement contains customary representations, warranties, and affirmative and negative covenants for facilities of this type, including certain restrictions on dispositions of the Company’s and its subsidiaries’ assets, changes in business, change in control, and incurrence of certain indebtedness and encumbrances.  The Agreement also contains customary events of default, including payment defaults and a breach of representations and warranties and covenants.  If an event of default occurs and is continuing, Bridge Bank has certain rights and remedies under the Agreement, including declaring all outstanding borrowings immediately due and payable, ceasing to advance money or extend credit, and rights of set-off.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated December 23, 2009, entitled “Vertro Announces Credit Facility with Bridge Bank N.A.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2009	Vertro, Inc.

	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 23, 2009, entitled “Vertro Announces Credit Facility with Bridge Bank N.A.”